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                                   EXHIBIT 23

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements (No. 333-38028, No. 333-86015, and 333-100081) on Form S-8 of our reports dated
February 1, 2006 with respect to the consolidated financial statements of United Community Financial Corp. and management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which reports appear in the Annual Report on Form 10-K of United Community Financial Corp. for the year ended December 31, 2005.


                                                 /s/Crowe Chizek and Company LLC
                                                 -------------------------------
                                                    Crowe Chizek and Company LLC

Cleveland, Ohio
March 15, 2006

                                                                        EX. 23-1